CERTIFICATION

Robert H. Carson, Trustee, President and Principal Executive Officer, and Jonathan V. Giordani, Trustee, Treasurer and Principal Financial Officer of PSG Tactical Growth Fund (the “Registrant”), each certifies to the best of his or her knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the  period ended March 31, 2014, fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Trustee, President and

Trustee, Treasurer and

Principal Executive Officer

Principal Financial Officer

/s/ Robert H. Carson

/s/ Jonathan V. Giordani

Robert H. Carson

Jonathan V. Giordani

Date: June 6, 2014

Date: June 6, 2014

A signed original of this written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PSG Tactical Growth Fund and will be retained by PSG Tactical Growth Fund and furnished to the Securities and Exchange Commission or its staff upon request.